UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015

BIGLARI HOLDINGS INC.
(Exact name of registrant as specified in its charter)

INDIANA	0-8445	37-0684070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17802 IH 10 West, Suite 400 San Antonio, Texas		78257
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 344-3400

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	1.01.	Entry into a Material Definitive Agreement.

Effective June 3, 2015, Biglari Capital Corp., as general partner (the “General Partner”), and each of the limited partners of The Lion Fund II, L.P. (the “Fund”) amended the Partnership Agreement of The Lion Fund II, L.P. (the “Amendment”).  The Amendment provides for the establishment of an advisory committee (the “Advisory Committee”), consisting of limited partners selected by the General Partner.

Once established, the Advisory Committee will provide counsel in connection with the Fund’s potential conflicts of interest and other Fund matters, as requested by the General Partner in its sole discretion.  Such responsibilities may include consents required under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), including any consent, approval or waiver required under Section 206(3) of the Advisers Act and any consent or waiver with respect to a transaction that would result in an “assignment” within the meaning of the Advisers Act.  Any approval of the Advisory Committee sought by the General Partner will constitute the consent of all limited partners and will be binding upon the Fund and each limited partner.

This summary description is qualified in its entirety by the full text of the Amended and Restated Partnership Agreement of The Lion Fund II, L.P. attached to as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item	9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Amended and Restated Partnership Agreement of The Lion Fund II, L.P., as amended on June 3, 2015

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIGLARI HOLDINGS INC.

Date: June 4, 2015	By:	/s/ Bruce Lewis
	Name:	Bruce Lewis
	Title	Controller

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Partnership Agreement of The Lion Fund II, L.P., as amended on June 3, 2015